SUBSIDIARIES OF SYNOVUS FINANCIAL CORP.
                                                                       03/06/01

Name                                                        Ownership Percentage
-----                                                       --------------------
Georgia Corporations
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Columbus Bank and Trust Company (1)                                         100%

Commercial Bank                                                             100%

Commercial Bank and Trust Company of Troup County                           100%

Security Bank and Trust Company of Albany                                   100%

Sumter Bank and Trust Company                                               100%

The Coastal Bank of Georgia                                                 100%

First State Bank and Trust Company of Valdosta                              100%

Bank of Hazlehurst                                                          100%

The Cohutta Banking Company                                                 100%

Bank of Coweta                                                              100%

Citizens Bank and Trust of West Georgia                                     100%

First Community Bank of Tifton                                              100%

CB&T Bank of Middle Georgia                                                 100%

Sea Island Bank                                                             100%

Citizens First Bank                                                         100%


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    (1)   Columbus  Bank and Trust  Company has one majority  owned  subsidiary,
          Total System Services, Inc., a Georgia corporation, and three wholly owned subsidiaries, Synovus Trust Company, Synovus Securities, Inc. and Synovus Insurance Services of Georgia, Inc., all of which are Georgia corporations. Synovus Securities, Inc. has one wholly owned subsidiary, Robert Andrew Securities, Inc., a Georgia corporation. Total System Services, Inc. has five wholly owned subsidiaries, Columbus Depot Equipment Company, TSYS Total Solutions, Inc., TSYS Canada, Inc., Columbus Productions, Inc. and DotsConnect, Inc., all of which are Georgia corporations. TSYS also holds a 50% interest in Vital Processing Services, LLC, a Delaware company, a 53% interest in GP Network Corporation, a Japanese corporation, and a 49% interest in Total System Services de Mexico, a Mexican corporation. Synovus Trust Company has one wholly owned subsidiary, Synovus Trust Company, a Florida corporation.

The Citizens Bank                                                           100%

The Citizens Bank of Cochran                                                100%

Athens First Bank & Trust Company (2)                                       100%

Citizens & Merchants State Bank                                             100%

Bank of North Georgia                                                       100%

Georgia Bank and Trust                                                      100%

Charter Bank & Trust Co.                                                    100%

TSYS Total Debt Management, Inc.                                            100%

Total Technology Ventures, LLC                                               60%

Creative Financial Group, LTD                                               100%


Alabama Corporations
--------------------

Synovus Financial Corp. of Alabama                                          100%

Community Bank and Trust of Southeast Alabama                               100%

First Commercial Bank of Huntsville                                         100%

The Bank of Tuscaloosa                                                      100%

Sterling Bank                                                               100%

First Commercial Bank of Birmingham (3)                                     100%

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    (2)   Athens  First Bank & Trust  Company has one wholly  owned  subsidiary,
          Athena Service Corporation, a Georgia corporation.

    (3) First Commercial Bank of Birmingham has three wholly owned subsidiaries, First Commercial Mortgage Corporation, First Commercial Credit Corporation and Synovus Mortgage Corp., all of which are Alabama corporations.

CB&T Bank of Russell County                                                 100%

Synovus Trust Corp.                                                         100%


Florida Corporations
--------------------

Quincy State Bank                                                           100%

The Tallahassee State Bank (4)                                              100%

Bank of Pensacola                                                           100%

Vanguard Bank and Trust Company                                             100%

First Coast Community Bank                                                  100%


National Banking Associations
-----------------------------

The National Bank of Walton County (GA)                                     100%

Peachtree National Bank (GA)                                                100%

First National Bank of Jasper (AL) (5)                                      100%

National Bank of South Carolina (SC) (6)                                    100%


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     (4)  Tallahassee  State  Bank  has one  wholly  owned  subsidiary,  Synovus
          Insurance Services of Florida, Inc. a Florida corporation.

     (5) First National Bank of Jasper has one wholly owned subsidiary, Synovus Insurance Services of Alabama, Inc., an Alabama corporation.

     (6) National Bank of South Carolina has one wholly owned subsidiary, Synovus Insurance Services of South Carolina, Inc., a South Carolina corporation.

Mountain National Bank (GA) (7)                                             100%

pointpathbank, N.A. (GA)                                                    100%


Delaware Corporations
---------------------

ProCard, Inc.                                                               100%

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    (7)   Mountain National Bank has one wholly owned subsidiary,  Merit Leasing
          Corporation, a Georgia corporation.